Exhibit 99.4
The information included in this exhibit is presented for informational purposes only in connection with the change in reportable segments as described in the accompanying Form 8-K. The information included in this exhibit does not reflect events occurring after March 3, 2014, the date on which we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”), and does not modify or update the disclosures included in the 2013 Form 10-K in any way, other than as required to reflect the change in reportable segments as described in the accompanying Form 8-K and as set forth in the exhibits attached thereto. You should therefore read this information in conjunction with the 2013 Form 10-K and in conjunction with our Quarterly Report on Form 10-Q for the period ended March 31, 2014, which we filed on May 14, 2014.

ITEM 6.	SELECTED FINANCIAL DATA

	Year Ended December 31,
(in millions)	2013	2012	2011	2010	2009
Income Statement Data:
Net sales	$4,187.8	$4,129.4	$4,161.1	$3,638.7	$3,561.2
Cost of goods sold	2,991.5	2,962.0	2,981.6	2,599.8	2,545.6
Gross profit	1,196.3	1,167.4	1,179.5	1,038.9	1,015.6
SG&A expenses (1)(2)(3)	942.3	915.4	913.6	853.5	806.8
Operating income	254.0	252.0	265.9	185.4	208.8
Interest expense, net (4)	(190.7)	(199.5)	(199.6)	(202.7)	(224.5)
Other income (expense), net (5)	(38.8)	(15.1)	21.8	66.8	(23.9)
Loss on extinguishment of long-term debt (6)	(2.0)	(25.5)	—	—	—
Income (loss) before income taxes	22.5	11.9	88.1	49.5	(39.6)
Income tax (provision) benefit	(8.4)	(8.1)	(30.4)	(28.0)	25.5
Net income (loss)	$14.1	$3.8	$57.7	$21.5	$(14.1)
Other Financial Data:
Depreciation and amortization	$130.0	$125.9	$120.9	$116.5	$116.6
Capital expenditures	45.3	51.8	42.5	41.6	23.9
Gross profit as a percentage of net sales	28.6%	28.3%	28.3%	28.6%	28.5%
Balance Sheet Data:
Cash and cash equivalents	$135.6	$139.8	$164.6	$142.1	$124.4
Total assets	5,209.0	5,402.0	5,189.7	5,001.4	5,127.3
Total debt	2,854.4	3,148.6	2,908.7	2,757.7	2,871.7
Total stockholders’ equity	1,055.3	992.6	960.8	965.2	1,042.6

(1)
We recognized non-cash share-based compensation expense of $0.6 million, $0.9 million, $2.3 million, $3.4 million and $3.4 million for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively.

(2)
The results of our 2011 and 2010 impairment testing identified impairments of our goodwill and other indefinite-lived intangible assets aggregating $3.3 million and $48.1 million, respectively. The impairment charges from 2011 and 2010 were recognized at our former Science Education reportable segment. We believe that the impairment charges recognized in our former Science Education reportable segment were due to unfavorable industry-specific factors. See Note 6 included in Item 8 — “Financial Statements and Supplementary Data” in Exhibit 99.6 of the accompanying Form 8-K for more information.

(3)
We recognized charges related to restructurings and cost reduction initiatives of $32.5 million, $16.9 million, $5.9 million, $3.1 million and $11.4 million for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively. See Note 7 included in Item 8 — “Financial Statements and Supplementary Data” in Exhibit 99.6 of the accompanying Form 8-K for more information.

(4)
Prior to December 31, 2012, interest rate swap arrangements contributed to volatility in interest expense, net. See Note 14 included in Item 8 — “Financial Statements and Supplementary Data” in Exhibit 99.6 of the accompanying Form 8-K for more information.

(5)
As a result of the change in our capital structure related to the Merger, we have a significant amount of foreign-denominated debt on our U.S. dollar-denominated balance sheet. See Note 2(c) included in Item 8 — “Financial Statements and Supplementary Data” in Exhibit 99.6 of the accompanying Form 8-K for more information.

(6)
We recognized losses on extinguishment of long-term debt in the first quarter of 2013 and the third quarter of 2012 resulting from a refinancing of term loans under our Senior Secured Credit Facility and Senior Notes, respectively. See Note 10 included in Item 8 — “Financial Statements and Supplementary Data” in Exhibit 99.6 in the accompanying Form 8-K for more information.

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